EXHIBIT 2

                           PURCHASE AND SALE AGREEMENT


         This Purchase and Sale Agreement (the "Agreement") is made and entered into as of this 19th day of June, 1998, by and among Jorge Mas, as trustee of Marital Trust #2 under the will of Jorge L. Mas Canosa ("Seller"), and Jorge Mas ("Jorge"), Juan Carlos Mas ("Juan"), and Jose Ramon Mas ("Jose") (referred to individually as a "Purchaser" and collectively as the "Purchasers").

                                   BACKGROUND

         A. Jorge L. Mas Canosa Holdings I Limited Partnership (the "Partnership") was formed as a limited partnership under the laws of the State of Texas on December 30, 1994. The sole general partner (the "General Partner") of the Partnership is Jorge L. Mas Canosa Holdings Corporation, a Texas corporation (the "Corporation"), the stock of which (the "Stock") is owned by the Seller. The Seller is the only limited partner of the Partnership and owns a limited partner's interest in the Partnership (the "Interest").

         B. Seller desires to sell to each Purchaser, and each Purchaser desires to purchase from Seller one-third of the Stock; and Seller desires to sell to each Purchaser, and each Purchaser desires to purchase from Seller one-third of the Interest, all in accordance with this Agreement.

         Now, therefore, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

         1.1. PURCHASE AND SALE. Seller hereby agrees to sell to Jorge as Purchaser, and Jorge hereby agrees to purchase 41.46% of the Interest for a purchase price of $32,033,701.59; Seller hereby agrees to sell to Juan as Purchaser, and Juan hereby agrees to purchase 29.27% of the Interest for a purchase price of $22,615,206.11; and Seller hereby agrees to sell to Jose as Purchaser, and Jose agrees to purchase 29.27% of the Interest for a purchase price of $22,615,206.11. Further, each Purchaser hereby agrees to purchase from Seller, and Seller hereby agrees to sell to each Purchaser one-third of the Stock for a purchase price of $280,190.20. Such purchase prices shall be paid as hereinafter provided, and the purchase price (the "Purchase Price") to be paid by a Purchaser is sometimes hereinafter referred to as such Purchaser's Purchase Price.

         1.2. TAXES. Seller shall be responsible for any sales, transfer, intangibles, or similar taxes levied in connection with the purchase and sale (but not those attributable to ownership) of the Stock and the Interest.


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         1.3. PAYMENT OF THE PURCHASE PRICE. The Purchase Price payable by a
Purchaser to the Seller shall be paid pursuant to a promissory note (the "note") to be executed and delivered by such Purchaser at closing in form and substance as attached as Exhibit A. Payment of the note of a Purchaser shall be secured by a pledge and security agreement (the "security agreement") also to be executed and delivered at closing by such Purchaser in form and substance as attached as Exhibit B.

         1.4. APPROVAL. The transactions contemplated by this Agreement are hereby made subject to approval and authorization of the Seller by the Circuit Court in and for Miami-Dade County, Florida, in a proceeding pursuant to Florida Statutes ss. 737.403(2). All parties to this Agreement agree to use their reasonable efforts to obtain such approval and authorization as expeditiously as practicable (but such efforts shall not include amendment of this Agreement). If such final approval and authorization is not obtained before September 1, 1998, then upon notice of any party hereto to the other parties, the obligations and duties of the parties hereunder shall terminate without any further obligation or liability among the parties arising out of or in connection with this Agreement other than this Section 1.4 and Section 4.1 which shall survive such termination.

         1.5. CONDITION TO CLOSING. Purchasers' obligations to close the transactions contemplated by this Agreement are hereby made contingent upon approval of the acquisition by the board of directors of MasTec, Inc. in accordance with Florida Statutes ss. 607.0902(2)(d)7. All parties to this Agreement agree to use their reasonable efforts to cause such approval to be obtained before the Closing. If such approval is not obtained before September 1, 1998, then upon notice of any party hereto to the other parties, the obligations and duties of the parties hereunder shall terminate without any further obligation or liability among the parties arising out of or in connection with this Agreement other than this Section 1.5 and Section 4.1 which shall survive such termination.

         1.6. DATE AND PLACE OF CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at such city and state in the United States (but not in the State of Florida) as the parties shall reasonably agree; for purposes of this Agreement the Closing shall be as of the date on which the second of the approvals described in Section 1.4 and
Section 1.5 has been obtained; and shall be held on such date thereafter as the parties may reasonably agree but not later than thirty days after such approvals have been obtained.

         1.7. SELLER'S OBLIGATIONS AT CLOSING. At the Closing, the Seller shall execute each security agreement, shall execute and deliver to each Purchaser an assignment of one-third of the Interest in form and substance as attached as Exhibit C (the "assignments"), and shall deliver to the collateral agents under the security agreements entered into with each respective Purchaser certificates representing one-third of the Stock, with each such certificate endorsed in blank.

         1.8. PURCHASER'S OBLIGATIONS AT CLOSING. At the Closing, each Purchaser will execute and deliver to Seller his note, and his security agreement; each Purchaser will execute and deliver to the collateral agent under his security agreement certificates or other evidence representing all shares of stock (endorsed in blank) and other evidence reasonably satisfactory to Seller representing all

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ownership interests in such of Jorge Mas Holdings I Limited Partnership
("JMHLP"), Juan Carlos Mas Holdings I Limited Partnership ("JCHLP"), and Jose Ramon Mas Holdings I Limited Partnership ("JRHLP") as is named for such Purchaser; each Purchaser will execute his assignment; and each Purchaser shall do such other and further things as may be reasonably necessary to give effect to the terms of this Agreement and to effect the Closing.

                                   ARTICLE II

         Each Purchaser hereby represents and warranties to each of the other parties hereto as follows:

         2.1. ORGANIZATIONS. Such of JMHLP, JCHLP, and JRHLP as is named for such Purchaser is a limited partnership organized, validly existing and in good standing under the laws of the State of Texas.

         2.2. AUTHORIZATION. Such Purchaser has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Such Purchaser has taken all necessary action to authorize:
(i) the execution and delivery on behalf of such Purchaser of this Agreement;
(ii) the purchase of the Stock and the Interest pursuant hereto; and (iii) the performance by such Purchaser of its obligations under this Agreement and the consummation by such Purchaser of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of such Purchaser, enforceable against Purchaser in accordance with its terms.

         2.3. NO CONFLICT WITH OTHER INSTRUMENTS; CONSENTS OR APPROVALS REQUIRED. Neither the execution and delivery by such Purchaser of this Agreement nor the consummation by such Purchaser of the transactions contemplated hereby will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event which, with the giving of notice or the passage of time or both, would constitute a default) under, result in the acceleration of any indebtedness under or performance required by, result in any right of termination of, or conflict with, any agreement, indenture or other instrument to which such Purchaser is a party or by which any of its property is bound, its charter documents, or any judgment, decree, or award of any court, governmental body or arbitrator (domestic or foreign) applicable to such Purchaser. All consents, approvals and authorizations of, and declarations, fillings and registrations with, any governmental or regulatory authority (domestic or foreign) or any other person (either governmental or private) required in connection with the execution and delivery by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby have been obtained or made.

         2.4. NO DISTRIBUTION. Such Purchaser is acquiring one-third of the Stock and his percentage of the Interest for its own account, and not with a view to the resale or distribution thereof. Such Purchaser has been given full access to all of the books, records, contracts and agreements of the Corporation and the Partnership. Such Purchaser has been supplied by the Seller, the Corporation, and the Partnership with all documents and information which it has requested with

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regard to the Corporation, the Partnership and their business, affairs, assets, liabilities and operations. Such Purchaser has thoroughly reviewed and understood the documents and information provided to it by the Seller, the Corporation and the Partnership. Such Purchaser has had the opportunity to ask questions of, and to receive answers from, officers and employees of the Corporation and the Partnership concerning the business affairs and operations of the Corporation and the Partnership, and the transactions contemplated by this Agreement, and to obtain any additional information necessary to verify the accuracy of the documents and information provided to it by the Seller, the Corporation, and the Partnership. Such Purchaser, by virtue of the education, training and experience of such Purchaser and his advisors, has such knowledge and experience in financial and business matters that he is capable of understanding the information provided to him by the Seller, the Corporation, and the Partnership and of evaluating the merits and risks of his investment in the Corporation and the Partnership.

         2.5. NO REGISTRATION. Such Purchaser acknowledges that the sale of the Stock and the Interest is intended to be exempt from registration under any state or federal securities laws, and that the Stock and the Interest may not be resold unless registered or otherwise permitted under applicable exemptions contained in the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws.

         2.6. NOT AN INVESTMENT COMPANY. Such Purchaser is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940.

         2.7. NO BROKERAGE. No person or entity has earned or its entitled to claim, recover or be paid any fee or commission relating to this Agreement and the transactions contemplated hereby as a result of any actions or agreements by such Purchaser.

         2.8. CERTAIN COLLATERAL. Such of JMHLP, JCHLP, and JRHLP as is named for such Purchaser will have at the Closing good title to and beneficial ownership of the shares of MasTec, Inc. which have previously been disclosed as owned by it, free and clear of all liens, encumbrances, and adverse claims and interests whatsoever except as previously disclosed to Seller.

         2.9. RESIDENCE AND DOMICILE. Such Purchaser is a resident and domiciliary of the State of Florida.

         2.10. ACCREDITED INVESTOR. Such Purchaser is an "accredited investor," as said term is defined in Rule 501(a) promulgated by the Securities and Exchange Commission under the Securities Act.

                                   ARTICLE III

         Seller hereby represents and warrants to each Purchaser as follows:


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         3.1. FORMATION. The Partnership has been duly formed and is validly existing and in good standing as a limited partnership under the Texas Revised Limited Partnership Act (the "Texas Act"). The Corporation has been duly formed and is validly existing and in good standing as a corporation under the laws of Texas. Each of the Corporation and the Partnership has full power and authority to own its properties and to carry out its purposes (as described in the Partnership Agreement in case of the Partnership).

         3.2. AUTHORIZATION. Except as contemplated by Section 1.4, Seller has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; all necessary action, required to have been taken by, or on behalf of Seller to authorize: (i) the approval, execution and delivery on behalf of Seller of this Agreement, and (ii) the performance by Seller of its obligations under this Agreement, has been taken; and this Agreement is the valid and binding agreement of Seller enforceable against Seller in accordance with its terms.

         3.3. NO CONFLICT WITH OTHER INSTRUMENTS; CONSENTS OR APPROVALS REQUIRED. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event which, with the giving of notice or the passage of time or both, would constitute a default) under, result in the acceleration of any indebtedness under or performance required by, result in any right of termination of, conflict with, or require any consent under, any agreement, indenture or other instrument to which Seller is a party or by which any of its properties is bound (other than any consents which have been obtained and the approval and authorization described in Section 1.4), or any judgment, decree, order or award of any court, governmental body or arbitrator (domestic or foreign) applicable to Seller. All consents, approvals and authorizations of, and declarations, filings and registrations with any governmental or regulatory authority (domestic or foreign) or any other person (either governmental or private) required in connection with the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been obtained or made or will be sought pursuant to Section 1.4.

         3.4. OWNERSHIP. Immediately prior to the consummation of the transactions contemplated hereby, Seller was the legal and beneficial owner of
(a) all of the interests in the Partnership other than the interest of the Corporation, and (b) all of the issued and outstanding equity securities of the Corporation which consist of 1,000 shares of common stock which is the Stock.

         3.5. FINANCIAL CONDITION OF PARTNERSHIP. The Partnership is the legal and beneficial owner of 7,890,811 shares of common stock of MasTec, Inc., $0.10 par value per share, free and clear of all liens, encumbrances and adverse claims and interests whatsoever; and except as disclosed on Schedule 3.5 attached hereto, the Partnership owns no other assets or properties and has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due).

         3.6. DISPUTES AND LITIGATION. No litigation, action, labor dispute, condemnation or other

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proceeding or governmental investigation or other claim relating in any way to the Seller, the Corporation, or the Partnership is pending or threatened against the Corporation, the Partnership, or the Seller or any of the transactions contemplated hereby which might result in a material adverse change in the prospects or condition (financial or other) of Seller, the Corporation, or the Partnership or which could materially adversely affect the ability of Seller to perform its obligations hereunder.

         3.7. FULL DISCLOSURE. No representation, warranty, undertaking or agreement of Seller made under this Agreement and no statements, certificate, list or other document furnished to Purchasers pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         3.8. TAXES. Each of the Seller, the Partnership and the Corporation has filed all tax returns and reports required to be filed by it through the date hereof, and all such returns and reports are true and complete in all respects. All taxes required to be paid or withheld by the Seller, the Partnership and the Corporation through the date hereof have been paid or withheld, as the case may be. There are no deficiencies asserted or assessments made or actions, suits, proceedings or legal claims instituted by any governmental authority concerning federal income taxes or other material taxes with respect to the Seller, the Partnership or the Corporation. To the best knowledge of the Seller, there is no material audit or other investigation by any governmental authority pending as of the date hereof concerning federal income taxes or other material taxes with respect to the Seller, the Partnership or the Corporation.

         3.9. EMPLOYEE PLANS. No Plan is or will be maintained for the employees of the Partnership or the Corporation. For the purposes of this Section, the term "Plan" shall mean any multiemployer plan or single employer plan, as defined in Section 4001 and subject to Title IV of ERISA, which is maintained, or at any time during the six years preceding the date of this Agreement was maintained, for employees of the Corporation or the Partnership.

         3.10. NO BROKERAGE. No person or entity has earned or is entitled to claim, recover or be paid any fee or commission relating to this Agreement and the transactions contemplated hereby as a result of any actions or agreements by the Seller.

         3.11. NOT AN INVESTMENT COMPANY. The Seller is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940.

         3.12. REAL PROPERTY. Each of the Corporation and the Partnership (a) owns no real property, (b) owns no property which is subject to any liens or encumbrances, and (c) is not a party to any leases.

                                   ARTICLE IV

         4.1. EXPENSES. Seller and each Purchaser shall pay their own respective expenses,

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including expenses of counsel, incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby except (a) for taxes paid in accordance with Section 1.2 hereof, and (b) the fees and expenses payable to Management Planning, Inc. relating to these transactions shall be paid by the Seller.

         4.2. INDEMNITY. Each party hereto (the "Indemnifying Party") shall indemnify, defend and hold harmless each other party hereto, its Affiliates and their respective shareholders, directors, partners, officers, employees, trustees, agents and assignees (collectively, the "Indemnified Parties") from and against (and, on demand shall reimburse each Indemnified Party for) any and all losses, liabilities, damages, claims, or expenses (including without limitation reasonable attorneys' fees) suffered or incurred by each Indemnified Party by reason of or resulting from the inaccuracy of any representation or warranty or the breach, nonfulfillment or nonperformance or any warranty, covenant or agreement of the Indemnifying Party contained in this Agreement or in any exhibit hereto.

         4.3. SURVIVAL. The covenants, representations and warranties of a party hereto contained in this Agreement or any exhibit hereto or in any schedule or document delivered pursuant to or in connection with this Agreement shall survive the Closing.

         4.4. CONFIDENTIALITY. Except as and solely to the extent necessary pursuant to Section 1.4 hereof or for a party's compliance with applicable law, none of the parties to this Agreement shall make any public disclosure of the existence of this Agreement or the terms hereof without the prior written consent of other parties.

                                    ARTICLE V

         5.1. MODIFICATIONS. Neither this Agreement nor any provision hereof shall be modified, changed, or terminated except by an instrument in writing signed by all of the parties to this Agreement.

         5.2. NOTICES.

                  a. Any notice or other communication required or permitted to be given pursuant to this Agreement shall be in writing and shall be sent: (i) if to the Seller, to Jorge Mas, trustee of Marital Trust #2 under the will of Jorge L. Mas Canosa, at MasTec, Inc., 3155 N.W. 77th Avenue, Miami, Florida 33122; (ii) if to a Purchaser, then to such Purchaser at his address shown on the signature pages to this Agreement. Any party may change its address by a notice similarly given.

                  b. Any such notice or communication shall be deemed to have been given if personally delivered or sent by United States mail, or by telegram, telex or telecopy and will be deemed received: (i) if sent by certified or registered mail, return receipt requested, when actually received;
(ii) if sent by United States Express Mail, when actually received; (iii) if went by telegram or telex or telecopy, on the date sent; and (iv) if delivered by hand, on the date of receipt.

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         5.3 ADJUSTMENT. All of the parties hereto intend that the Purchase
Price of each of Purchasers stated above represents full and adequate consideration for the property purchased by such Purchaser hereunder and all parties acknowledge and intend that there is no donative intent on the part of the Seller or any Purchaser hereunder. However, if the fair market value of the property purchased by a Purchaser hereunder is ever finally determined by the Internal Revenue Service or an opinion issued by Management Planning, Inc. which shall be requested by the parties hereto, as of the date on which both of the approvals described in Section 1.4 and Section 1.5 have been obtained, to be more or less than the Purchase Price payable by such Purchaser as provided above, the Purchase Price of such Purchaser shall be adjusted as of the Closing to such fair market value finally determined by the Internal Revenue Service or such opinion.

         5.4 GOVERNING LAW. This Agreement and all amendments hereto shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to the conflicts of laws principles thereof.

         5.5 SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to person or circumstances other than those to which it is held invalid, shall not be affected thereby.

         5.6 HEADINGS, ETC. The headings of this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter gender.

         5.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, transferees and assigns.

         5.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         5.9 ENTIRE AGREEMENT. This Agreement, including the exhibits hereto, contains the entire agreement and understanding of the parties with respect to the subject matter hereof. Except as set forth above, there are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to the subject matter hereof.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of this day and year first above written.

- --------------------------------

- --------------------------------        ------------------------------------
                                        Jorge Mas, trustee of Marital Trust #2
                                        under the will of Jorge L. Mas Canosa,
                                        and not individually, Seller

- --------------------------------

- ---------------------------------       -----------------------------------
                                        Jorge Mas, Purchaser
                                        3155 N.W. 77th Avenue
                                        Miami, Florida 33122

- ---------------------------------

- ---------------------------------       --------------------------------------
                                        Juan Carlos Mas, Purchaser
                                        3155 N.W. 77th Avenue
                                        Miami, Florida 33122

- ---------------------------------

- ---------------------------------       --------------------------------------
                                        Jose Ramon Mas, Purchaser
                                        3155 N.W. 77th Avenue
                                        Miami, Florida 33122


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